             [LETTERHEAD OF QWEST COMMUNICATIONS INTERNATIONAL INC.]

                                                                      EXHIBIT 99



                                 March 31, 2002

Via EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         RE: CONFIRMATION OF ARTHUR ANDERSEN REPRESENTATIONS

Ladies and Gentlemen:

This letter confirms that Qwest Communications International Inc. has received from Arthur Andersen LLP, the independent public accountant engaged by the company to examine the company's financial statements that are included in the Form 10-K to which this letter is attached as an exhibit, a representation letter addressed to the company and stating that:

         o the audit conducted by Arthur Andersen was subject to Arthur Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and

         o there was appropriate continuity of Arthur Andersen personnel working on audits, availability of national office consultation and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                            Very truly yours,

                            QWEST COMMUNICATIONS INTERNATIONAL INC.

                            By: /s/ Yash A. Rana
                                -----------------------------------------------
                                Name:  Yash A. Rana
                                Title: Vice President, Senior Associate General
                                       Counsel & Assistant Secretary